Exhibit 10.1

SUN MICROSYSTEMS, INC.

EQUITY COMPENSATION ACQUISITION PLAN

(Amended as of January 31, 2007)

1.    Purposes of the Plan. The purposes of this Stock Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to eligible Employees and Consultants, and

•	to promote the success of the Company’s business.

Nonstatutory Stock Options, Stock Purchase Rights and Restricted Stock Units may be granted under the Plan.

2.    Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the legal requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code and the applicable laws of any foreign country or jurisdiction where Options, Stock Purchase Rights or Restricted Stock Units are, or will be, granted under the Plan.

(c) “Award” means an Option, Stock Purchase Right or Restricted Stock Unit.

(d) “Board” means the Board of Directors of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means a Committee appointed by the Board in accordance with Section 4 of the Plan.

(g) “Common Stock” means the Common Stock of the Company.

(h) “Company” means Sun Microsystems, Inc., and any entity that is directly or indirectly controlled by the Company, or any entity in which the Company has a significant equity interest, as determined by the Administrator.

(i) “Consultant” means any person, including an advisor, engaged by the Company to render services and who is compensated for such services, provided that the term “Consultant” shall not include any person who is also an officer or Director of Sun Microsystems, Inc.

(j) “Director” means a member of the Board.

(k) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(l) “Employee” means any person employed by the Company other than any person who is an officer or Director of Sun Microsystems, Inc.

(m) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) the last reported sale price of the Common Stock of the Company on the NASDAQ Stock Market or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices, or

(ii) if such Common Stock shall then be listed on a national securities exchange other than the NASDAQ Stock Market, the last reported sale price or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or

(iii) if such Common Stock shall not be quoted on the NASDAQ Stock Market nor listed or admitted to trading on any other national securities exchange, then the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the-counter market, or

(iv) if none of the foregoing is applicable, then the Fair Market Value of a share of Common Stock shall be determined by the Board in its discretion.

(n) “Granted Stock” means the Common Stock subject to an Award.

(o) “Grantee” means an Employee or Consultant who holds an outstanding Award.

(p) “Nonstatutory Stock Option” means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(q) “Notice of Grant” means a written notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Option Agreement, Restricted Stock Purchase Agreement or Restricted Stock Unit Agreement.

(r) “Option” means a stock option granted pursuant to the Plan.

(s) “Option Agreement” means a written agreement between the Company and a Grantee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(t) “Plan” means this Equity Compensation Acquisition Plan.

(u) “Restricted Stock” means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 below.

(v) “Restricted Stock Unit” means an Award made pursuant to Section 12 below. A Restricted Stock Unit entitles the recipient to receive shares of Common Stock after meeting specified vesting criteria.

(w) “Restricted Stock Purchase Agreement” means a written agreement between the Company and the Grantee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(x) “Restricted Stock Unit Agreement” means a written agreement between the Company and the Grantee evidencing the terms and restrictions applying to a Restricted Stock Unit. The Restricted Stock Unit Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(y) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(z) “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

3.    Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares which may be awarded and sold under the Plan is 54,360,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full or if a Restricted Stock Unit is forfeited or otherwise terminates prior to the issuance of shares of Common Stock, the unissued Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). In addition, if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

4.    Administration of the Plan.

(a) Administration. The Plan shall be administered by (i) the Board or (ii) a Committee designated by the Board, which Committee shall be constituted to satisfy Applicable Laws. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(l) of the Plan;

(ii) to select the Consultants and Employees to whom Awards may be granted hereunder;

(iii) to determine whether and to what extent Awards or any combination thereof, are granted hereunder;

(iv) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(v) to approve forms of agreement for use under the Plan;

(vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(ix) to modify or amend each Award (subject to Section 16(b) of the Plan), including, to the extent permitted by Section 409A of the Code, the discretionary authority to extend the post-termination exercisability period of Options and to reduce the exercise price of any Option or the purchase price of any Common Stock issued in satisfaction of a Stock Purchase Right or Restricted Stock Unit;

(x) to determine, to the extent permitted by Section 409A of the Code, whether and under what circumstances Common Stock and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Grantee (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period);

(xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Grantees and any other holders of Awards.

5.    Eligibility. Awards may be granted to Employees and Consultants. If otherwise eligible, an Employee or Consultant who has been granted an Award may be granted additional Awards. Notwithstanding anything to the contrary contained in the Plan, Awards may not be granted to officers or Directors under this Plan.

6.    Limitations. Neither the Plan nor any Award shall confer upon a Grantee any right with respect to continuing the Grantee’s employment or consulting relationship with the Company, nor shall they interfere in any way with the Grantee’s right or the Company’s right to terminate such employment or consulting relationship at any time, with or without cause.

7.    Term of Plan. The Plan shall become effective upon its adoption by the Board. It shall continue in effect until terminated under Section 16 of the Plan.

8.    Term of Option. The term of each Option shall be stated in the Notice of Grant.

9.    Option Exercise Price and Consideration.

(a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator.

(b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

(c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:

(i) cash;

(ii) check;

(iii) promissory note;

(iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Grantee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;

(vi) a reduction in the amount of any Company liability to the Grantee, including any liability attributable to the Grantee’s participation in any Company-sponsored deferred compensation program or arrangement;

(vii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

(viii) any combination of the foregoing methods of payment.

10.    Exercise of Option.

(a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Grantee or, if requested by the Grantee, in the name of the Grantee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Granted Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 14 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Employment. Upon termination of a Grantee’s status as an Employee or Consultant (other than as a result of the Grantee’s death or Disability), the Grantee may exercise his or her Option, but only within such period of time from the date of such termination as is determined by the Administrator and, unless determined otherwise by the Administrator, only to the extent that the Grantee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). To the extent that Grantee was not entitled to exercise an Option at the date of such termination, and to the extent that the Grantee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

Notwithstanding the above, in the event of a Grantee’s change in status from Consultant to Employee or Employee to Consultant, the Grantee’s status as an Employee or Consultant shall not automatically terminate solely as a result of such change in status.

(c) Disability of Grantee. Upon termination of a Grantee’s status as an Employee or Consultant as a result of the Grantee’s Disability, the Grantee may exercise his or her Option, but only within six (6) months or such time period as the Administrator shall specify from the date of such termination, and, unless determined otherwise by the Administrator, only to the extent that the Grantee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). To the extent that Grantee was not entitled to exercise an Option at the date of such termination, and to the extent that the Grantee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d) Death of Grantee. In the event of a Grantee’s death, the Grantee’s estate or a person who acquired the right to exercise the deceased Grantee’s Option by bequest or inheritance may exercise the Option, but only within six (6) months or such time period as the Administrator shall specify following the date of death, and, unless determined otherwise by the Administrator, only to the extent that the Grantee was entitled to exercise it at the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). To the extent that Grantee was not entitled to exercise an Option at the date of death, and to the extent that the Grantee’s estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

11.    Stock Purchase Rights.

(a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the Grantee in writing, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the Grantee shall be entitled to purchase, the price to be paid (which price shall not be less than the par value of the Company’s Common Stock, as adjusted from time to time, and the minimum price permitted by the Delaware General Corporation Law), and the time within which the Grantee must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

(b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Grantee’s employment with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the Grantee and may be paid by cancellation of any indebtedness of the Grantee to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

(c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Purchase Agreements need not be the same with respect to each Grantee.

(d) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the Grantee shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 14 of the Plan.

12.    Restricted Stock Units.

(a) Awards. Restricted Stock Units may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Restricted Stock Units under the Plan, it shall advise the Grantee in writing, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares issuable in satisfaction of such Restricted Stock Units, the price to be paid (which price shall not be less than the par value of the Company’s Common Stock, as adjusted from time to time, and the minimum price permitted by the Delaware General Corporation Law), and the time within which the Grantee must accept such offer. The offer shall be accepted by execution of a Restricted Stock Unit Agreement in the form determined by the Administrator.

(b) Vesting. Unless the Administrator determines otherwise, the Restricted Stock Unit Agreement shall provide for vesting that shall cease upon the voluntary or involuntary termination of the Grantee’s employment with the Company for any reason (including death or Disability). The Restricted Stock Unit shall vest at such a rate as the Administrator may, in its discretion, determine.

(c) Other Provisions. The Restricted Stock Unit Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Unit Agreements need not be the same with respect to each Grantee.

(d) Rights as a Shareholder. Once shares of Common Stock are issued in satisfaction of a Restricted Stock Unit, the Grantee shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date such shares are issued, except as provided in Section 14 of the Plan.

13.    Non-Transferability of Awards. An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee.

14.    Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Award, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Grantee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Grantee to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the Granted Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Award shall lapse as to all such Shares or that the vesting of any Award shall be accelerated with respect to all of the Granted Stock covered thereby, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Award will be assumed or an equivalent option, right or restricted stock unit substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (the “Successor Corporation”). If the Successor Corporation refuses to assume or substitute for an Award, the Grantee shall have the right to exercise the Award as to all of the Granted Stock, including Shares as to which it would not otherwise be exercisable, any Company repurchase option applicable to Shares purchased upon exercise of an Award shall lapse as to all such Shares and the vesting of any Award shall be accelerated with respect to all of the Granted Stock covered thereby. If an Award is exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Grantee that the Award shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Award shall terminate upon the expiration of such period. For the purposes of this paragraph, the Award shall be considered assumed if, following the merger or sale of assets, the option, right or restricted stock unit confers the right to purchase or receive, for each Share of Granted Stock subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely Common Stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of the Award, for each Share of Granted Stock subject to the Award, to be solely Common Stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

15.    Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Grantee within a reasonable time after the date of such grant.

16.    Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Grantee, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

17.    Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

18.    Liability of Company. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19.    Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.